EXHIBIT 10.1

FIRST AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT AND FORBEARANCE AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT AND FORBEARANCE AGREEMENT (this “Amendment”) is made and entered into effective as of the 21st day of September, 2012 (the “First Amendment Closing Date”), by and among ENGLOBAL CORPORATION, a corporation organized under the laws of the State of Nevada (“Holdings”), ENGLOBAL U.S., INC., a corporation organized under the laws of the State of Texas (“ENGlobal US”), ENGLOBAL INTERNATIONAL, INC., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), ENGLOBAL GOVERNMENT SERVICES, INC., a corporation organized under the laws of the State of Texas (“ENGlobal Government”; and together with Holdings, ENGlobal US and ENGlobal International, individually, each a “Borrower” and jointly and severally, “Borrowers”), the financial institutions which are a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for itself and as agent for the other Lenders (PNC, together with its successors and assigns in such capacity, “Agent”).

PRELIMINARY STATEMENTS

A. Borrowers, Lenders and Agent are parties to that certain Revolving Credit and Security Agreement dated May 29, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);

B. Events of Default (the “Existing Events of Default”) pursuant to Section 10.5 of the Credit Agreement have occurred and are continuing as a result of Borrowers’ (i) failure to timely comply with the financial covenant set forth in Section 6.5(a) of the Credit Agreement, entitled “Tangible Net Worth”, for the fiscal quarter ended June 30, 2012, (ii) failure to timely comply with the financial covenant set forth in Section 6.5(b) of the Credit Agreement, entitled “Fixed Charge Coverage Ratio”, for the fiscal quarter ended June 30, 2012, (iii) failure to maintain Average Excess Availability as set forth in Section 6.5(c) of the Credit Agreement for the month ended August 31, 2012, (iv) failure to timely comply with the delivery requirements set forth in Section 9.2(b) of the Credit Agreement for the months ending May 31, 2012 and June 30, 2012, (v) failure to timely comply with the delivery requirements set forth in Section 9.9 of the Credit Agreement for the month ending July 31, 2012, (vi) failure to deliver to Agent foreign good standing certificate for ENGlobal US issued by the Secretary of State or other appropriate office of the State of Illinois, and (vii) failure to comply with Section 10.13 of the Credit Agreement as a result of cross default under Section 6.1 of the EX-IM Transaction Specific Credit Agreement dated July 13, 2011, by and between ENGlobal U.S., Inc. and Wells Fargo Bank, National Association;

C. Borrowers expect additional Events of Default to occur as a result of the following: (i) Borrowers’ failure to comply with the financial covenant set forth in Section 6.5(a) of the Credit Agreement for the fiscal quarter ending September 30, 2012, entitled “Tangible Net Worth”, (ii) Borrowers’ failure to comply with the financial covenant set forth in Section 6.5(b) of the Credit Agreement for each of the fiscal quarters ending June 30, 2012 and September 30, 2012, entitled “Fixed Charge Coverage Ratio”, (iii) Borrowers’ failure to maintain Average Excess Availability as set forth in Section 6.5(c) of the Credit Agreement throughout the Forbearance Period (as hereinafter defined), and (iv) Borrowers’ failure to deliver to Agent a foreign good standing certificate for ENGlobal US issued by the Secretary of State or other appropriate office of the State of Illinois before October 1, 2012 (collectively, the “Expected Events of Default”);

D. Borrowers acknowledge the continuance of the Existing Events of Default and also acknowledge their expectation of the Expected Events of Default;

E. By reason of the existence of the Existing Events of Default, Agent and Lenders have no obligation to make additional Revolving Advances under the Credit Agreement, and Agent and Lenders have full legal right to exercise their rights and remedies under the Credit Agreement and the Other Documents.  Further, upon the occurrence of the Expected Events of Default, and by reason thereof, Agent and Lenders will have no obligation to make additional Revolving Advances under the Credit Agreement, and Agent and Lenders will have full legal right to exercise their rights and remedies under the Credit Agreement and the Other Documents.  In each case, such rights and remedies include, but are not limited to, the right to accelerate the Obligations and the right to foreclose upon and sell the Collateral, and Borrowers have no defenses, offsets or counterclaims to the exercise of such rights and remedies;

F. The Existing Events of Default and the Expected Events of Default, if any, that occur during the Forbearance Period (without implying any obligation or intention of the Agent and Lenders to extend the Forbearance Period) shall be collectively referred to herein as the “Subject Events of Default”;

G. Borrowers have requested that Agent and Lenders (i) continue to make Revolving Advances irrespective of the occurrence and continuance of the Subject Events of Default, and (ii) forbear from exercising certain of their rights and remedies under the Credit Agreement and the Other Documents with respect to the Subject Events of Default;

H. Agent and Lenders are willing, irrespective of the occurrence and confirmation of the Subject Events of Default, (i) to continue to make Revolving Advances, in their absolute discretion, for the periods set forth in Section 7.01 below to Borrowers subject to the terms and conditions set forth herein and (ii) to forbear from exercising certain of their rights and remedies under the Credit Agreement and the Other Documents with respect to the Subject Events of Default, in each case subject to the terms and conditions set forth herein;

I. Notwithstanding the foregoing, Agent and Lenders implemented Default Rate pricing on all Obligations retroactive to June 20, 2012 pursuant to the letter dated August 21, 2012 from Agent to Borrowers.  Borrowers acknowledge and agree that simultaneous with Agent’s implementation of the Default Rate, Agent expressly reserved all of Agent’s and Lender’s rights and remedies under the Credit Agreement and Other Documents;

J. Borrowers, Lenders and Agent desire to amend the Credit Agreement and Agent and Lenders are willing to do so subject to the terms and conditions set forth herein; and

K. This Amendment shall constitute an Other Document (as defined in the Credit Agreement) and these recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the forgoing and the mutual covenants contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

AMENDMENTS

2.01 Amendment to Section 1.2.  Effective as of the Effective Date hereof, Section 1.2 of the Credit Agreement is hereby amended by adding (in proper alphabetical order) new definitions of “Consultant”, “First Amendment” and “Forbearance Period” to read as follows, respectively:

“Consultant” shall have the meaning set forth in Section 6.13 hereof.

“First Amendment” shall mean that certain First Amendment to Revolving Credit and Security Agreement and Forbearance Agreement dated as of September 21, 2012, by and among Borrowers, Agent and Lenders.

“Forbearance Period” shall have the meaning set forth in the First Amendment.

2.02 Amendment to Article VI.  Effective as of the Effective Date hereof, Article VI of the Credit Agreement is hereby amended by adding a new Section 6.13 which shall read as follows:

“6.13           Consultants.  Borrowers shall hire and retain, for the duration of the Forbearance Period, a turnaround consultant (“Consultant”) acceptable to Agent and the Lenders, and with a scope of duties acceptable to Agent and the Lenders.  Consultant shall be retained to provide a turnaround or exit plan, in form and substance satisfactory to Agent, by October 15, 2012 (or such later date as may be permitted by Agent in its sole discretion) and services as are reasonably necessary to facilitate Borrowers’ ability to operate in compliance with the terms of the Credit Agreement.  Borrowers shall (i) provide Consultant full access to all aspects of Borrowers’ business, finances and operations, (ii) promptly respond to and accommodate Consultant’s requests for access or information and (iii) cause Consultant to provide Agent and the Lenders full access to all aspects of Borrowers’ business, finances and operations and to promptly respond to and accommodate requests for access or information.”

ARTICLE III

CONDITIONS PRECEDENT; CONDITIONS SUBSEQUENT AND POST-CLOSING OBLIGATIONS

3.01 Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):

(a) Agent shall have received the following documents or items, each in form and substance satisfactory to Agent and its legal counsel:

(i) this Amendment duly executed by Borrowers and Lenders; and

(ii) all other documents Agent may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby;

(b) Each document (including any Uniform Commercial Code financing statement) required by the Credit Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c) All fees and expenses due and owing by Borrowers to Agent and Lenders shall have been paid in full;

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

(e) The representations and warranties contained herein and in the Credit Agreement and the Other Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof; and

(f) No Default or Event of Default, other than the Existing Defaults, shall have occurred and be continuing.

Agent shall provide notice to Borrowers of the occurrence of the “Effective Date;” provided, however, that Borrowers so have no rights arising from and Agent shall have no liability whatsoever with respect to any failure by Agent to provide such notice.

3.02 Amendment Fee.  In consideration of the agreements set forth herein, Borrowers agree to pay Agent, for the ratable benefit of Agent and Lenders, an amendment fee in an amount equal to $35,000, which amendment fee shall be deemed fully earned and nonrefundable upon Borrowers’ execution of, and release of its signature pages to, this Amendment.

ARTICLE IV

NO WAIVER

4.01 No Waiver.  Nothing contained in this Amendment shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Credit Agreement, the Other Documents, this Amendment, or of any other contract or instrument between Borrowers, Lenders and Agent or any Lender, and the failure of Lenders and Agent or any Lender at any time or times hereafter to require strict performance by Borrowers of any provision thereof shall not waive, affect or diminish any right of Agent to thereafter demand strict compliance therewith.  Lenders and Agent hereby reserves all rights granted under the Credit Agreement, the Other Documents, this Amendment and any other contract or instrument between Borrowers, Lenders and Agent.

ARTICLE V
RATIFICATIONS, REPRESENTATIONS, WARRANTIES

AND OTHER AGREEMENTS

5.01 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect.  Borrowers hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations.  Borrowers, Lenders and Agent agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 For Avoidance of Doubt.  Borrowers hereby acknowledge that time is of the essence with respect to the performance of any and all collateral and financial reporting covenants made by Borrowers under the Credit Agreement (including all reporting covenants set fort in Article IX of the Credit Agreement as amended by this Amendment) and Borrowers shall strictly comply with the delivery dates and time lines associated with delivery of such reports and statements to Agent.  Borrowers further acknowledge that failure to strictly comply with such deadlines may be considered a Forbearance Default.

5.03 Representations and Warranties with respect to Other Documents.  Each Borrower hereby represents and warrants to Agent and Lenders as of the First Amendment Closing Date as follows: (A) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Amendment, the Credit Agreement and all Other Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its certificate of formation, operating agreement, or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the Other Documents executed and/or delivered in connection herewith by or against it; (D) this Amendment, the Credit Agreement and all Other Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment, the Credit Agreement and all Other Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F)  except for the Existing Events of Default, it is not in default under the Credit Agreement or any of the Other Documents, and no Default or Event of Default (other than the Existing Events of Default) exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; (G) except with the respect to the Existing Events of Default and as set forth in Section 3.01 of this Amendment, each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the Other Documents; (H) the representations and warranties contained in the Credit Agreement and the Other Documents are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; and (I) except as previously disclosed to Agent in writing, no Borrower has amended its certificate of formation or operating agreement (or applicable organizational or governing documents) since May 29, 2012.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent or any Lender shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.

6.02 Reference to Credit Agreement.  Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6.03 Expenses of Agent.  Borrowers agree to pay on demand all reasonable costs and expenses incurred by Agent in connection with any and all amendments, modifications, and supplements to the Other Documents, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Other Documents, including, without, limitation, the costs and fees of Agent’s legal counsel.

6.04 Expenses of Lenders.  In addition to the costs and expenses set forth in Section 6.03 above, Borrowers agrees to pay on demand all reasonable costs and expenses incurred by Lenders (other than Agent) in connection with the enforcement of the Credit Agreement and any Other Document and this Amendment, including, without limitation, the costs and fees of legal counsel.

6.05 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.06 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

6.07 Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.08 Effect of Waiver.  No consent or waiver, express or implied, by Lenders or Agent to or for any breach of or deviation from any covenant or condition by Borrowers shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.09 Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.10 Applicable Law.  THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

6.11 Final Agreement.  THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWER AND THE AGENT.

6.12 Release.  THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM AGENT AND LENDERS TO BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDERS AND THE AGENT.  THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS, THE AGENT, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDERS AND THE AGENT, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDERS AND THE AGENT TO THE BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

ARTICLE VII

AGREEMENT TO FORBEAR; DISCRETIONARY FUTURE ADVANCES; APPLICATION OF PAYMENTS

7.01 Forbearance.  During the period commencing on the Effective Date and ending on the earlier to occur of (a) 5:00 p.m. (Dallas, Texas time) on October 31, 2012; or (b) the date that any Forbearance Default (as defined in Section 9.01 hereof) occurs (the "Forbearance Period"), and subject to the other terms and conditions of this Amendment, Agent and Lenders agree that they will forbear from exercising their rights and remedies, including, without limitation, (i) initiating judicial proceedings for the collection of the Obligations, (ii) initiating any judicial enforcement action for the foreclosure upon and sale of the Collateral; or (iii) filing or joining in any filing any involuntary petition under the Bankruptcy Code with respect to Borrowers, in respect of the Subject Events of Default; provided, however, that Agent may, but shall not be obligated to, collect the Accounts and proceeds of other Collateral and apply such collections and proceeds thereof to the Obligations and impose the Default Rate as contemplated in the Credit Agreement.

Upon the expiration or termination of the Forbearance Period, Agent and Lenders’ forbearance shall automatically terminate and Agent and Lenders shall be entitled to exercise any and all of their rights and remedies under this Amendment, the Credit Agreement and/or the Other Documents with respect to the Subject Events of Default.  Borrowers agree that Agent and Lenders shall have no obligation to extend the Forbearance Period, and that the inclusion of the Expected Events of Default (to the extent that they occur within the Forbearance Period) within the “Subject Defaults” shall not imply any intention to do so.  This Amendment and the forbearance contemplated by this Section 7.01 shall not be construed as establishing a custom or a course of dealing or conduct among Agent, Lenders and Borrowers.

7.02 Future Revolving Advances.  Borrowers acknowledge and agree that as a result of the Subject Events of Default and notwithstanding the forbearance set forth above, Lenders have no obligation under the Credit Agreement to make any advances, loans or otherwise extend any credit to or for the benefit of Borrowers. During the Forbearance Period and subject to the other conditions set forth in the Credit Agreement (as amended by this Amendment) and this Amendment, Lenders may, in their sole and absolute discretion, make Revolving Advances to Borrowers in such portions and at the times set forth in the Credit Agreement.  Each Revolving Advance made after the First Amendment Closing Date (i) shall accrue interest at the Default Rate and (ii) shall constitute part of the Obligations secured by all of the Collateral.

7.03 Application of Payments.  Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times received by Agent and Lenders from or on behalf of Borrowers, and Borrowers irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times by Agent or any Lender or any of their agent against the Obligations, in such order and manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records.

ARTICLE VIII

COLLATERAL; ADDITIONAL COVENANTS

8.01 Additional Rights. Borrowers, recognizing that Agent and Lenders by this Amendment are changing their respective positions in reliance upon the expressed good faith of Borrowers and the representations, acknowledgments, warranties and covenants of the Borrowers contained in this Amendment, further agrees as follows: Borrowers hereby renounce and waive all rights that are waivable under Article 9 of the Uniform Commercial Code (”UCC”) of any jurisdiction in which any Collateral may now or hereafter be located.  Without limiting the generality of the foregoing, Borrowers hereby (i) renounce any right to receive notice of any disposition by Agent of the Collateral pursuant to Section 9-611 of the UCC upon termination of the Forbearance Period, whether such disposition is by public or private sale under the UCC or otherwise, and (ii) waive any rights relating to compulsory disposition of the Collateral pursuant to Sections 9-620(e) of the UCC.

8.02 Further Assurances.  Borrowers hereby agree, upon Agent’s request (i) to delivery to Agent such fully authorized and executed agreements and instruments, including, but not limited to, any amendments to the Other Documents, and (ii) to take such actions as Agent deems necessary and appropriate in connection with the transactions contemplated by this Amendment.

8.03 Additional Covenants.  Borrowers also agree that during the Forbearance Period and thereafter until such time as all of the Obligations have been finally and indefeasibly paid in full in cash, it will continue to comply with all covenants and other obligations of Borrowers under this Amendment, the Credit Agreement and the Other Documents.

ARTICLE IX

DEFAULT

9.01 Each of the following shall constitute a "Forbearance Default" hereunder:

(a) Borrowers shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrowers under the Bankruptcy Code, or Borrowers shall make any offer or agreement of settlement, extension or compromise to or with Borrowers’ unsecured creditors generally; or

(b) any representation or warranty of Borrowers contained in this Amendment proves to have been false or misleading in any material respect when made or furnished (or reaffirmed in connection with any portion of the Obligations); or

(c) Borrowers shall fail to keep or perform any of the covenants or agreements contained herein; or

(d) A Default or an Events of Default occurs under the Credit Agreement or the Other Documents, except with regard to the Subject Events of Default.

9.02 In addition to causing the termination of the Forbearance Period as contemplated in Section 7.01, the occurrence of any Forbearance Default under this Amendment shall be deemed and shall constitute an Event of Default.

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                IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

BORROWERS:

ENGLOBAL CORPORATION

By: /s/ William A. Coskey
Name: William A. Coskey
Title: CEO

ENGLOBAL U.S., INC.

By: /s/ William A. Coskey
Name: William A. Coskey
Title: CEO

ENGLOBAL INTERNATIONAL, INC.

By: /s/ William A. Coskey
Name: William A. Coskey
Title: CEO

ENGLOBAL GOVERNMENT SERVICES, INC.

By: /s/ William A. Coskey
Name: William A. Coskey
Title: CEO

AGENT:

PNC BANK, NATIONAL ASSOCIATION,

as Lender and as Agent

By: /s/ Ron Eckhoff
Name: Ron Eckhoff
Title: Vice President